Purchase and Sales Agreement

This Agreement ("Agreement") is entered into September 1, 2015 ("Commencement Date") between, Yanhuang International Development Company ("Buyer"), a Delaware Company with an address at 1722 Nan Huan Lu, Bin Jiang District, Hangzhou, Zhejiang Province, China 310052 (Address of Buyer) and Hangzhou Yanhuang Tea Company Ltd; a People’s Republic of China Company with its principal office at 1722 Nan Huan Lu, Bingjiang District, Hangzhou City, Zhejiang Province, China 310052 (Address of Seller). Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer the Products in accordance with the terms and conditions of this Agreement, including its Exhibits.

1.0 DEFINITIONS

1.1 "Customer" shall mean a person or other entity that acquires Products from Buyer for resale to End Users.

1.2 "Defect" shall mean a condition that prevents a Product from use in accordance with its specification.

1.3 "End User" shall mean a person or other entity that acquires Products from Buyer for its own use or resell.

1.4 "Product" or "Products" shall mean all items acquired by Buyer from Seller under this Agreement, please see attached Exhibit 1 for list of Products currently offered for sale by Seller to Buyer at specific price points. These products include 6 tea products:

i. Nan Ren Yi Hao

ii. Piao Liang Yi Hao

iii. Gui Bing Yi Hao

iv. Mei Li Yi Hao

v. Xiao Xing Yi Hao

vi. Gan En Yi Hao

2.0 AGREEMENT PERIOD

2.1 TERM. This Agreement shall begin on the Commencement Date and shall continue in effect for three (3) years.

2.2 AGREEMENT EXTENSIONS. Buyer will have the option to renew this Agreement for two (2) additional one (1) year terms, Thereafter, this Agreement can be extended for additional one (1) year terms, only by mutual written consent of the parties.

3.0 PRICES

3.1 COMPETITIVE PRICES.

3.2 PRICING. Unless otherwise noted, prices shall include the costs associated with packaging the Products in accordance with pre-established packaging specifications. The prices for the six tea products offered by Seller at price points for the duration of this agreement shall be as follows:

Product/ Brand	Price (Excluding Shipping Costs)	Minimum Order Quantity	Box Contents
Nan Ren Yi Hao	RMB185/box (US$29.04)	500 boxes	50 grams of tea

Product/ Brand	Price (Excluding Shipping Costs)	Minimum Order Quantity	Box Contents
Piao Liang Yi Hao	RMB133/box (US$20.88)	500 boxes	50 grams of tea

Product/ Brand	Price (Excluding Shipping Costs)	Minimum Order Quantity	Box Contents
Gui Bing Yi Hao	RMB193/box (US$30.30)	500 boxes	50 grams of tea

Product/ Brand	Price (Excluding Shipping Costs)	Minimum Order Quantity	Box Contents
Mei Li Yi Hao	RMB194/box (US$30.46)	500 boxes	50 grams of tea

Product/ Brand	Price (Excluding Shipping Costs)	Minimum Order Quantity	Box Contents
Xiao Xing Yi Hao	RMB839/box (US131.71)	100 boxes	50 grams of tea

Product/ Brand	Price (Excluding Shipping Costs)	Minimum Order Quantity	Box Contents
Gan En Yi Hao	RMB720/box (US$113.03)	100 boxes	50 grams of tea

3.3 PACKAGING - Packaging and content of tea are shown on Exhibit 1.

3.4 CURRENCY: Prices are quoted in RMB, Buyer to pay in USD using current foreign exchange rate published by the Wall Street Journal at time of order placement. The US dollar figures shown above are based on current exchange rate of US$1 = RMB6.37.

3.5 EFFECTIVE PERIOD OF PRICES. Seller agrees to fixed the above selling prices for the period of 3 year from the date of this Agreement. Prices for beyond the 3rd year shall be negotiated based on mutual agreement.

4.0 ORDER LOGISTICS

4.1 FORECASTS. At the discretion of the Buyer, a purchase order for the Products will be placed with the Seller. Thereafter, on the fifth (5th) calendar day of each month, for the term of this Agreement and for the terms of all extensions thereof, Buyer shall supply to Seller a forecast of its anticipated requirements for Products to be delivered in the next twelve (12) consecutive months. And purchase orders shall be placed accordingly. Regardless of the forecasts, Buyer agrees that its orders shall meet the minimum order quantity as specified in Paragraph 3.2.

4.2 ORDERS. Purchase orders shall serve as Buyer's only commitment to purchase. All purchase orders shall reference this Agreement, and include the following:

a) the Products being purchased,

b) the quantity requested,

c) the price,

d) the delivery location(s),

e) the requested delivery dates, and

f) the carrier and mode of transportation.

Purchase orders shall be submitted by the fifth (5/th/) calendar day of each month. The lead time period shall be the period of time between submission of a purchase order for the delivery of Products shall be 1 month after receipt of the purchase order.

4.3 ORDER ACCEPTANCE. Seller shall provide Buyer with a written or electronic notice of acceptance or rejection of a purchase order no later than three (3) calendar days after receipt of the order.

4.4 ORDER CHANGES. Buyer may make quantity adjustments to purchase orders as necessary but such changes must be approved by Seller in advance in writing. Quantity and product type cannot be changed, if the order has been shipped.
4.5 CANCELLATION. Buyer may cancel purchase orders or portions thereof upon written notice to Seller at any time. Seller shall take all steps to mitigate any loss to Buyer arising from such cancellation and in no event shall Buyer’s obligations to Seller as a consequence of cancellation exceed the purchase price of the Products ordered. Further, Buyer shall not be liable to Seller for any Seller lost profits.

4.6 RETURN of PRODUCTS. Buyer hereby acknowledges that the Seller is not obligated to accept return any or all products received by the Buyer, except as noted in 6.2.

5.0 PACKAGING, SHIPMENT AND DELIVERY

5.1 PACKAGING. Seller shall, at its expense, package Products for shipment in accordance with the agreed upon packaging specifications.

5.2 DELIVERY. Delivery of Products shall be F.O.B. Buyer’s location specified on the purchase order.

5.3 TITLE AND RISK OF LOSS. Title to Products and all risk of loss shall pass to Buyer upon delivery.

5.4 LIENS, CLAIMS AND ENCUMBRANCES. All Products shall be free and clear of all liens, claims and encumbrances.

5.5 TRANSPORTATION. The carrier and mode of transportation shall be selected by the Buyer.

6.0 INSPECTION AND ACCEPTANCE

6.1 INSPECTION. Products delivered by Seller shall be subject to inspection by Buyer at any time prior to acceptance to an End User to determine whether such Products are in compliance with the Specifications and quality.

6.2 REJECTION OF NONCONFORMING PRODUCTS. Buyer, in writing, may reject any Product that is not in compliance with the Product Specifications.

6.3 EFFECT OF REJECTION. Any nonconforming Product that has been rejected by Buyer can, at Buyer's option after consultation with Seller:

a) be returned to Seller for replacement or a refund of the original purchase price, freight collect, or

b)be dispose of at an agreed upon method by both Seller and Buyer.

6.4 EFFECT OF PAYMENT. Payment by Buyer shall not constitute acceptance of the Products or impair Buyer's remedies for nonconformance.

7.0 PAYMENT

7.1 INVOICING PROCEDURES. Seller shall issue individual invoices to Buyer for each shipment no earlier than the delivery date of the Products, the invoice shall be based on the purchase order issued by the Buyer.

7.2 TERMS OF PAYMENT. Buyer shall pay Seller in full in U.S. dollars for Products it purchases within thirty (30) days of receipt of Seller's invoice therefor via international wire transfers to Seller’s bank account.

7.3 EXCHANGE RATE - Seller quoted prices are in RMB and that shall be converted to USD at the current exchange rate as published in the Wall Street Journal on the date the Purchase Order is placed by the Buyer. The amount listed on the Purchase Order shall be the payment amount regardless of the subsequent changes in the exchange rate between USD and RMB.

8.0 PRODUCT CHANGES

Seller shall provide Buyer with the earliest possible notice and a written evaluation of the anticipated effect of any Seller initiated product Change. Buyer has the right to accept or cancel the Purchase Order without harm.

9.0 QUALITY ASSURANCE

Seller shall maintain a quality assurance program and adhere to the quality inspection in its production process to ensure the quality of the products. Seller shall subject all Products to the quality inspection testing procedures prior to delivery to Buyer. Buyer shall have the right to make periodic onsite audits to ensure Seller's compliance with its quality assurance program and quality inspection procedures.

10.0 WARRANTIES AND REPRESENTATIONS

Seller warrants that title to all Products delivered to Buyer under this Agreement will be free and clear of all liens, encumbrances, security interests or other claims. Seller also warrants that the Products will be free of contamination or defects.

11.0 SELLER'S PRODUCT AND OTHER INDEMNIFICATION.

Seller shall indemnify and hold Buyer, its subsidiaries, its and their successors and assigns, officers, employees and agents harmless from any claims for personal injury or property damage caused by Products or by Seller's negligent act, omission or willful misconduct.

12.0 FORCE MAJEURE. Neither party shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control including, but not limited to, accidents, labor disputes, military conflicts, insurrections, riots, explosions, lightning, earthquakes, fires, storms and floods.

13.0 CONFIDENTIAL INFORMATION.

The terms and condition of this Agreement shall be confidential information. Both Seller and Buyer mutually agreed to not disclose this information without the consent of the other.

14.0 TERMINATION

14.1 Either party may terminate this Agreement or any purchase order issued hereunder effective immediately upon written notice of termination to the other party in the event the other party materially breaches this Agreement and such breach is not cured within thirty (30) days after receipt of the written notice of breach from the terminating party.

14.2 INSOLVENCY. Buyer may terminate this Agreement if Seller becomes insolvent or unable to meet its obligations as they become due,

15.0 GENERAL

15.1 AUTHORITY. Each party represents that it has the authority to enter into and perform all of the obligations set forth in this Agreement.

15.2 COMPLIANCE WITH LAWS. Each party shall comply with all applicable PRC and USA laws regarding import and export of tea products.

15.3 LIMITATION OF ACTIONS. Neither party may bring an action, regardless of form, arising out of this Agreement, more than two years after the cause of action has arisen.

15.4 WAIVER. Failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

15.5 ASSIGNMENT. Neither party can assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party.

15.6 ENTIRE AGREEMENT. This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes any and all prior oral or written communications between the parties relating to the subject matter hereof [*]

15.7 INDEPENDENT CONTRACTORS. Both parties are independent contractors. Nothing in this Agreement shall be deemed to create an agency, partnership, joint venture, or employer/employee relationship.

15.8 LOST PROFITS/CONSEQUENTIAL DAMAGES. In no event shall either party be liable for any lost profits or consequential damages arising out of, or relating to this Agreement.

15.9 NOTICES Any notice which may be or is required to be given under this Agreement shall be in writing, and shall be deemed to have been received: All notices shall be sent to the addresses set forth below:

BUYER:

Yanhuang International Development Company ("Buyer"), a Delaware Company

1722 Nan Huan Lu, Bin Jiang District,

Hangzhou, Zhejiang Province, China 310052

SELLER:

Hangzhou Yanhuang Tea Company Ltd,

1722 Nan Huan Lu, Bingjiang District, Hangzhou City, Zhejiang Province, China 310052

15.10 MODIFICATIONS. This Agreement can be modified only by a written amendment signed by the authorized representatives of the parties.

15.11 SEVERABILITY. If any provision of this Agreement or the application thereof is held by any court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity shall not affect the other provisions of this Agreement, the enforceability of this Agreement as a whole or the enforceability of such provision in other jurisdictions to the extent permitted by law.

15.12 CONTROLLING LAW. This agreement shall be governed and construed in all respects in accordance with the laws and regulations of the State of Delaware, without reference to choice of law principles.

15.13 FORUM. Any action or proceeding brought to enforce or resolve disputes relating to this Agreement shall be brought before a court of competent jurisdiction by Seller in the State of Delaware, including a Federal District Court sitting within such state,

15.14 WAIVER OF JURY TRIAL. The parties expressly waive any right they may have to a jury trial.

15.15 SURVIVAL. All provisions which by their nature extend beyond the termination or expiration of this Agreement shall remain in effect beyond any termination or expiration.

15.16 ORDER OF PRECEDENCE. To the extent any terms and conditions of this Agreement conflict with the terms and conditions of any invoice, purchase order or purchase order acknowledgment, the terms and conditions of this Agreement shall control.

15.17 HEADINGS. The headings and titles of the provisions of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of any provision.

15.18 NO MINIMUM COMMITMENT. Both Buyer and Seller understand and agree that the Agreement does not obligate Buyer to purchase Products.

IN WITNESS WHEREOF, both Buyer and Seller have executed this Agreement by their respective authorized representatives.

Yanhuang International Development Company

/s/: Yue Kan
Name: Yue Kan

Title: CFO
Date: September 1, 2015

Hangzhou Yanhuang Tea Company

/s/: Ke Yi Cai

Name: Ke Yi Cai

Title: CEO

Date:September 1, 2015

Exhibit 1 Products

1. Nan Ren Yi Hao

Content – 50g of tea

2. Piao Liang Yi Hao

Content – 50g of tea

3. Gui Bing Yi Hao

Content – 50g of tea

4. Mei Li Yi Hao

Content – 50g of tea

5.	Xiao Xing Yi Hao

Content – 250g of tea

6.	Gan En Yi Hao

Content – 250g of tea